EXHIBIT 23.3

NETHERLAND,  SEWELL
&  ASSOCIATES,  INC.




            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------


     We hereby consent to (i) the use of the information in our report dated February 7, 2001, for Ceiba Field located offshore Equatorial Guinea (the "Report") under the caption "Items 1. and 2. Business and Properties - Reserves" and in note 21 of the Notes to the Consolidated Financial Statements under the caption "Oil and Gas Data" in the Form 10-K of Triton Energy Limited for the year ended December 31, 2000 (the "Form 10-K"), and (ii) the references to our firm under such captions.

     We further consent to (i) the incorporation by reference from the Form 10-K of certain data from the Report in the Company's Registration Statements on Form S-3 (Nos. 33-59567, 333-11703, 333-11703-01, 333-67843, and 333-81029), and on
Form  S-8  (Nos.  2-80978,  33-4042,  33-27203,  33-29498,  33-46968,  33-51691,
333-08005,  333-27313,  333-48616,  and  333-81031)  of the Company, and to (ii)
references to our name in said Registration Statements and the Prospectuses contained therein.



                                       NETHERLAND,  SEWELL  &  ASSOCIATES,  INC.


                                       By:/s/Frederic  D.  Sewell
                                          -----------------------
                                          Frederic  D.  Sewell
                                          President

Dallas,  Texas
March  13,  2001